As filed with the Securities and Exchange Commission on November 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIED GAMING & ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1659427
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

Telephone: (646) 768-4240

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Yinghua Chen

Chief Executive Officer

745 Fifth Avenue, Suite 500

New York, New York 10151

Telephone: (646) 768-4240

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to: Albert Lung, Esq. Morgan, Lewis & Bockius LLP 1400 Page Mill Road Palo Alto, California 94304 Telephone: (650) 843-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion dated November 8, 2024

PROSPECTUS

ALLIED GAMING & ENTERTAINMENT, INC.

6,000,000 Shares of Common Stock

Warrant to Purchase 6,000,000 shares of Common Stock

Up to 6,000,000 shares of Common Stock Issuable Upon Exercise of Warrant

This prospectus relates to the offer and resale, from time to time, by the selling securityholder named in this prospectus (the “Selling Securityholder”) of (i) up to 6,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Allied Gaming & Entertainment, Inc. (“AGAE” or the “Company”) issued to the Selling Securityholder in a private placement (the “PIPE Shares”) at a price of $1.10 per share; (ii) a warrant to purchase up to 6,000,000 shares of Common Stock issued to the Selling Securityholder in a private placement (the “PIPE Warrant”); and (iii) up to 6,000,000 shares of Common Stock issuable upon exercise of the PIPE Warrant (the “Warrant Shares”).

We are registering the offer and resale of the PIPE Shares, PIPE Warrant, and Warrant Shares by the Selling Securityholder to satisfy the registration rights of such stockholder received in connection with the sale of the PIPE Securities to the Selling Securityholder in a private placement, whereby the Company and the Selling Securityholder entered into a securities purchase agreement, dated October 18, 2024 (the “Securities Purchase Agreement”), for the purchase of the PIPE Shares at a purchase price of $1.10 per share for a total purchase price of $6,600,000.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Common Stock by the Selling Securityholder.

The Selling Securityholder identified in this prospectus, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may sell, transfer or otherwise dispose of any or all of the Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market (“Nasdaq”) or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The securities may be offered and sold or otherwise disposed of by the Selling Securityholder at fixed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or privately negotiated prices. Refer to the section titled “Plan of Distribution” beginning on page 5 of this prospectus for more information on how the Selling Securityholder may offer, sell, or dispose of the securities offered in this prospectus. We have agreed to pay certain expenses incurred in connection with the registration of these securities, however, we will not be paying any underwriting discounts or commissions in connection with any offering of securities under this prospectus.

Our Common Stock is listed on the Nasdaq under the symbol “AGAE.” On November 7, 2024, the last reported sale price of our Common Stock was $1.15 per share.

Investing in our securities involves a high degree of risk. You should read and carefully consider the risks and uncertainties we have described under the heading “Risk Factors” on page 2 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including those filed after the date hereof.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may from time to time, in one or more offerings, sell the securities described in this prospectus.

We have not authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus (as supplemented or amended). This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the securities being offered.

This prospectus may contain or incorporate by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “AGAE,” “Allied” and the “Company” refer to Allied Gaming & Entertainment, Inc. and its subsidiaries.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our securities. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”), as amended on April 29, 2024, and in any subsequent Quarterly Reports on Form 10-Q, and in our other filings with the SEC, all of which are incorporated herein by reference, the risks related to our securities discussed under the “Risk Factors” section of the Form 10-K, and our financial statements and the accompanying notes to the financial statements incorporated herein by reference.

Company Overview

The Company

Allied Gaming and Entertainment Inc., along with its subsidiaries (“AGAE” or the “Company”) is a global experiential entertainment company focused on providing a growing audience of gamers with unique experiences through renowned assets, products, and services. Under the Allied Esports International subsidiary (“AEI”) we operate global competitive esports properties designed to connect players and fans via a network of connected arenas and creation of original esports content. Esports Arena Las Vegas, LLC subsidiary, operates a flagship gaming arena located at the Luxor Hotel in Las Vegas, Nevada. Meanwhile, Allied Mobile Entertainment subsidiary (“AME”), is dedicated to exploring opportunities in the massive and growing mobile games markets. AME’s ownership of a 40% equity interest in Beijing Lianzhong Zhihe Technology Co. Ltd (“ZTech”), a prominent mobile games developer and operator, is engaged in the development and distribution of casual mobile games in Mainland China, solidifies our presence in this lucrative sector. Moreover, our subsidiary Allied Experiential Entertainment (“AEE”), focuses on orchestrating live entertainment events and offers management and consultation service to experiential entertainment venue operation. The Company offers a variety of esports and gaming-related content, including world class tournaments, live and virtual entertainment and gaming events, and original programming to continuously nurture vibrant communities primarily comprising of Gen Y, Z, and Alpha consumers.

Allied’s in-person experiences include live events hosted at its flagship arena, HyperX Arena Las Vegas, an affiliate arena with one of its global network of esports arena partners, and its mobile arenas. Allied’s multiplatform content includes its partnerships with live streamers, post-produced episodic content, and short-form repackaged content. Allied’s casual mobile gaming includes contractual relationships with various advertising service providers for advertisements within the Company’s casual mobile games.

Our growth depends, in part, on our ability to adapt to technological advancements, shifts in gamer trends and demands, introductions of new games, evolving intellectual property practices among game publishers, the fusion of gaming and music and industry standards and practices. While change in this industry may be inevitable, we are committed to flexibly adjusting our business model as necessary to accommodate such shifts and maintain a leading position among our competitors.

Our business plan requires significant capital expenditures, and we expect our operating expenses to increase as we continue to expand our marketing efforts and operations in existing and new geographies as well as new vertical markets (including live influencer events, top artist events and concerts, experiential entertainment, casual mobile gaming, live streaming platforms and channels, interactive content monetization, and online esports tournament and gaming subscription platforms), which we believe will provide attractive returns on investment.

For additional information on the Company see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Corporate Information

Our principal offices are located at 745 Fifth Avenue, Suite 500, New York, New York 10151. Our telephone number is (646) 768-4240, and our website address is https://ir.alliedgaming.gg/. The information contained on, or can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

RISK FACTORS

You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Form 10-K, including any amendments thereto, and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments thereto, in evaluating an investment in our securities.  If any of these risks were to occur, our business, financial condition, results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline, and you could lose some or all of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks occur, the trading price of our Common Stock could decline materially, and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, and any prospectus supplement, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the adequacy of funds for future operations;

●	future expenses, revenue and profitability;

●	trends affecting financial condition and results of operations;

●	ability to convert proposals into customer orders under mutually agreed upon terms and conditions;

●	general economic conditions and outlook;

●	the ability of viewers to pay for products and services received;

●	the impact of changing viewer preferences;

●	the availability and terms of additional capital;

●	industry trends and the competitive environment;

●	the impact of the company’s financial condition upon customer and prospective vendor and strategic partner relationships;

●	potential litigation and regulatory actions directed toward our industry in general;

●	our reliance on certain key personnel in the management of our businesses;

●	employee and management turnover;

●	the existence of material weaknesses in internal controls over financial reporting;

●	the inability to successfully integrate the operations of acquired companies; and

●	the fact that our common stock is presently thinly traded in an illiquid market.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” “propose,” and similar expressions (or the negative versions of such words or expressions) intended to identify forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the applicable prospectus supplement or free writing prospectus and in our reports filed from time to time under the Securities Act and/or the Exchange Act. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

The securities registered under this prospectus may be resold from time to time by the Selling Securityholder.  Accordingly, we will not receive proceeds from any resale of the securities in this offering.  We will pay all of the fees and expenses incurred by us in connection with this registration.  All selling and other expenses will be paid by the Selling Securityholder.

SELLING SECURITYHOLDER

This prospectus relates to the resale by the Selling Securityholders identified in the table below, or by the future transferees, pledgees, assignees, distributes, donees, or successors-in-interest of or from any such stockholders, of (i) up to 6,000,000 PIPE Shares issued to the Selling Securityholder in a private placement at a price of $1.10 per share; (ii) a PIPE Warrant to purchase up to 6,000,000 shares of Common Stock issued to the Selling Securityholder in a private placement; and (iii) up to 6,000,000 Warrant Shares issuable upon exercise of the PIPE Warrant.

The Selling Securityholder may, from time to time, offer and sell pursuant to this prospectus any or all of the PIPE Shares, PIPE Warrant, or Warrant Shares, or they may sell none of such securities. See “Plan of Distribution.” We currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the resale of any of the securities identified in this prospectus.

In accordance with the terms of the Securities Purchase Agreement, this prospectus generally covers the resale of 100% of the maximum number of Common Stock sold to the Selling Securityholder.

The following table sets forth certain information regarding the Selling Securityholder as of the date of this prospectus based on information provided to us by the Selling Securityholder, including the name of the Selling Securityholder, the number of shares of Common Stock beneficially owned by the Selling Securityholder as of the date of this prospectus, the number of such shares that the Selling Securityholder may offer pursuant to this prospectus, the number of shares to be beneficially owned by the Selling Securityholder following the sale of shares covered by this prospectus, and the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Securityholder following the sale of all shares covered by this prospectus.

Beneficial ownership is determined in accordance with SEC rules and includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power, and also any shares which the Selling Securityholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the Selling Securityholder that he, she or it is a direct or indirect beneficial owner of those shares.

Selling Securityholder Name(1)	Common Stock Beneficially Owned Before Offering	Maximum Number of Common Stock Offered by Selling Stockholder	Common Stock Beneficially Owned After Offering	Percentage of Beneficial Ownership of Common Stock After Offering(2)
Blue Planet New Energy Technology Limited(3)	6,000,000	12,000,000	—	—%

(1)	Information concerning the named Selling Securityholder or future transferees, pledges, assignees, distributes, donees or successors-in-interest of or from such stockholder or others who later hold any of the Selling Securityholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Based on 44,106,014 shares of Common Stock outstanding as of November 5, 2024.

(3)	As reported in a Schedule 13D filed with the SEC on November 8, 2024, Blue Planet New Energy Technology Limited (“Blue Planet”) has shared voting power and shared investment power over (i) 6,000,000 shares of Common Stock and (ii) a warrant to purchase up to 6,000,000 shares of Common Stock, with an exercise price of $1.80 per share, which expires October 18, 2029. Mr. Carlos Alfonso Oyarbide Seco owns 100% of the interests in Green Earth New Energy Technology Limited, a company incorporated in the British Virgin Islands (“Green Earth”), which owns 100% of the Class A common shares of Blue Planet. Mr. Zongmin Ding owns 100% of the interests in Rimu Investment Limited, a company incorporated under the laws of Hong Kong, which in turn owns 100% of the Class B common shares of Blue Planet, which provides Mr. Ding and Rimu certain contractual veto rights over the voting and disposition of the securities held by Blue Planet. The address for the Selling Securityholder and other reporting persons is 12/F Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong, British Virgin Islands.

PLAN OF DISTRIBUTION

We are registering the securities held by the Selling Securityholder identified herein to permit the resale of these securities by the Selling Securityholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities, if any.

The Selling Securityholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may sell all or a portion of the Common Stock held by it and offered hereby from time to time directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. The resale of the Common Stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Securityholder to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell securities under Rule 144 or any other exemption or exclusion from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such short sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will pay certain fees and expenses we incur incident to the registration of the securities offered by this prospectus, including legal and accounting fees.

Under applicable rules and regulations under the Exchange Act any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Securityholder or any other person. We will make copies of this prospectus available to the Selling Securityholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Common Stock offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023, included in the Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by ZH CPA, LLC, an independent registered public accounting firm, as stated in its report, which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock that is being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain an Internet website at https://www.alliedesports.gg/. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC on March 28, 2024, as amended on April 29, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 20, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 filed with the SEC on August 19, 2024;

●	our Current Reports on Form 8-K or amendment(s) thereto (other than information furnished rather than filed) filed with the SEC on January 9, 2024, January 17, 2024, February 9, 2024, March 12, 2024, May 3, 2024, May 21, 2024, June 21, 2024, July 5, 2024, July 15, 2024, August 13, 2024, September 20, 2024, and October 23, 2024; and

●	The description of the Company’s common stock incorporated into the Company’s Registration Statement on Form 8-A filed with the SEC on October 2, 2017 by reference to the description under the caption “Description of Securities – Common Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, as amended ((File No. 333-220516), which was initially filed with the SEC on September 18, 2017.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents that are incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

Allied Gaming & Entertainment, Inc.
Attention: General Counsel
745 Fifth Avenue, Suite 500

New York, New York 10151

Telephone: (646) 768-4240

ALLIED GAMING & ENTERTAINMENT, INC.

6,000,000 Shares of Common Stock

Warrant to Purchase 6,000,000 shares of Common Stock

Up to 6,000,000 shares of Common Stock Issuable Upon Exercise of Warrant

Offered by the Selling Securityholder

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is                        , 2024.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses payable in connection with the registration of securities hereunder. All amounts are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fee	$2,149.25
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$—
Total	$17,149.25

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation that will be effective upon the closing of this offering provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons whom it may indemnify pursuant to Section 145 of DGCL. Further, expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under our Certificate of Incorporation, as amended, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

Our Bylaws also provided that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him /her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Our Bylaws further provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 15, 2019)

3.2	Amendment to the Second Amended and Restated Certificate of Incorporation of Allied Esports Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 27, 2020)

3.3	Second Amendment to the Second Amended and Restated Certificate of Incorporation of Allied Esports Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2020)

3.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Allied Esports Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2022)

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed December 1, 2022)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-1/A filed September 22, 2017)

4.2	Specimen warrant certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-1/A filed September 22, 2017)

4.3	Specimen rights certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Form S-1/A filed September 22, 2017)

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-1/A filed September 22, 2017)

4.5	Form of Common Stock Purchase Warrant issued June 8, 2020 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed June 8, 2020)

4.6	Warrant issued October 18, 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 23, 2024)

4.7	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 28, 2024)

5.1*	Opinion of Morgan, Lewis & Bockius LLP as to the validity of the securities being registered

23.1*	Consent of ZH CPA, LLC

23.2*	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 2024.

Allied Gaming & Entertainment, Inc.

By:	/s/ Yinghua Chen
Yinghua Chen
Chief Executive Officer

Dated: November 8, 2024

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Yinghua Chen and Roy Anderson and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Yinghua Chen	Chief Executive Officer	November 8, 2024
Yinghua Chen	(principal executive officer) and Director

/s/ Roy Anderson	Chief Financial Officer	November 8, 2024
Roy Anderson	(principal financial and accounting officer)

/s/ Yangyang Li	Director	November 8, 2024
Yangyang Li

/s/ Zongmin (Philip) Ding	Director	November 8, 2024
Zongmin (Philip) Ding

/s/ Jingsheng (Jason) Lu	Director	November 8, 2024
Jingsheng (Jason) Lu

/s/ Mao Sun	Director	November 8, 2024
Mao Sun

/s/ Guanzhou (Jerry) Qin	Director	November 8, 2024
Guanzhou (Jerry) Qin

/s/ Yushi Guo	Director	November 8, 2024
Yushi Guo

/s/ Yuanfei (Cliff) Qu	Director	November 8, 2024
Yuanfei (Cliff) Qu

/s/ Chi Zhao	Director	November 8, 2024
Chi Zhao